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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We consent to the use in this Registration Statement on Form S-4 of our report dated March 30, 2004, except for the condensed consolidating financial statements as of December 31, 2003 and 2002 and for the years then ended included in Note 14, as to which the date is January 3, 2006, relating to the consolidated financial statements of Neff Corp. and subsidiary appearing in the prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such prospectus.

Certified Public Accountants

Miami, Florida
January 3, 2006

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CONSENT OF INDEPENDENT AUDITORS